SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2017

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 7.01	Regulation FD Disclosure.

On January 25, 2017, ClearSign Combustion Corporation (the “Company”) issued a press release announcing the completion of its previously announced rights offering (the “Rights Offering”). The press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein, and the description of the press release is qualified in its entirety by reference to such Exhibit.

The press release is furnished under this Item 7.01 and shall not be deemed filed with the U.S. Securities and Exchange commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the press release shall not be incorporated by reference into any filing we make regardless of general incorporation language in the filing, unless expressly incorporated by reference in such filing.

Item 8.01	Other Events.

As disclosed above, on January 25, 2017, the Company announced the closing of its Rights Offering in which it raised gross proceeds of approximately $9,581,884.

The Company sold an aggregate of 2,395,471 units in the Rights Offering. Each unit was sold at a purchase price of $4.00. A unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $4.00 per share. The warrants are non-callable and expire on January 25, 2019. As a result of the completion of the Rights Offering, the Company will have 15,379,409 shares of common stock outstanding and 2,395,471 public warrants outstanding. The shares and the warrants will be publicly traded on NASDAQ under the symbols CLIR and CLIRW, respectively. The Company has been advised by The NASDAQ Stock Market LLC that trading of the warrants will begin on Friday, January 27, 2017.

Shareholders of the Company on December 19, 2016 received non-transferable subscription rights that entitled the holder to purchase 0.20 of a unit at a price of $4.00 per unit. Mailing of the offering materials to eligible shareholders began on or about December 27, 2016 and the subscription period expired at 5:00 p.m. Eastern time on January 13, 2017. Officers and directors of the Company each exercised at least the number of rights granted to them and purchased an aggregate of 104,064 units in the Rights Offering.

In connection with the Rights Offering and as reported in the Current Report on Form 8-K filed by the Company on December 7, 2016, the Company entered into a Dealer Manager Placement Agent Agreement (the “Agency Agreement”) with MDB Capital Group LLC (“MDB”). Pursuant to the Agency Agreement, following the expiration of the subscription period, MDB acted as the exclusive placement agent for the units not purchased by the Company’s shareholders. MDB engaged selected dealers in connection with its placement activities which were paid a concession not in excess of $0.16 per unit.

The Company has determined the cost allocation of the $4.00 unit purchase price to be $3.03 for the shares of common stock and $0.97 for the warrants.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Subscription Escrow Agreement among ClearSign Combustion Corporation, MDB Capital Group LLC and Delaware Trust Company
99.1	Press Release issued January 25, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2017	CLEARSIGN COMBUSTION CORPORATION

	By:	/s/ James N. Harmon
James N. Harmon Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Subscription Escrow Agreement among ClearSign Combustion Corporation, MDB Capital Group LLC and Delaware Trust Company
99.1	Press Release issued January 25, 2017